Exhibit 99.1

Tiga Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing January 14, 2021

SINGAPORE — January 14, 2021 — Tiga Acquisition Corp. (the “Company”) (NYSE: TINV.U) today announced that, commencing January 14, 2021, holders of the units sold in the Company’s initial public offering of 27,600,000 units completed on November 23, 2020 may elect to separately trade the Class A ordinary shares and warrants included in the units. Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “TINV” and “TINV WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “TINV.U.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The Company is led by CEO and Chairman G. Raymond Zage III, founder and CEO of Tiga Investments and former Managing Director and CEO of Farallon Capital Asia, and President and Director Ashish Gupta, Managing Director of Tiga Investments and a former Partner and Portfolio Manager at Farallon Capital Asia.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made by means of a prospectus. Copies of the prospectus may be obtained for free from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com and Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, Telephone: 1-866-471-2526, Email: prospectus-ny@ny.email.gs.com. Copies of the prospectus may also be obtained by visiting EDGAR on the SEC’s website at www.sec.gov.

About Tiga Acquisition Corp.
The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We will seek to capitalize on the more than 46 years of combined financing and investment experience of our founders G. Raymond Zage, III and Ashish Gupta. We believe that the established and diverse investment experience of our founders, who have developed a significant network of deep global relationships, will well-position our sponsor in sourcing and identifying suitable target businesses that may provide opportunities for an attractive risk adjusted return to our shareholders. Our founders have a strong track record of identifying and executing highly differentiated special situations investments and have generated attractive returns for their investors over the past two decades. For more information please visit https://www.tiga-corp.com. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this press release, and you should not consider it a part of this press release.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:
Diana Luo, Tiga Acquisition Corp.
CFO@tigaacquisitioncorp.com